UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2016

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2016, the Board of Directors (the “Board”) of The Macerich Company (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to implement new “proxy access” provisions that would apply to annual meetings of stockholders after the 2016 annual meeting.  As amended, the Bylaws will permit eligible stockholders, including qualifying groups of up to 20 stockholders, that have continuously owned at least 3% of the Company’s outstanding common stock for at least three years to nominate director nominees constituting up to the greater of two directors and 20% of the number of directors serving on the Board, and have such nominees included in the Company’s proxy materials, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended Bylaws and subject to the terms and conditions therein.

The Bylaws were also amended to make various conforming and administrative revisions to the advance notice requirements for stockholder business and nominations in Article I, Section 1.11.

The foregoing description of the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.  Other Events.

The disclosure set forth in Item 5.03 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Macerich Company, as adopted on April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

	By:	THOMAS J. LEANSE

April 26, 2016	By:	/s/ Thomas J. Leanse
Date		Name:	Thomas J. Leanse
		Title:	Senior Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Macerich Company, as adopted on April 21, 2016.